Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2019 Financial Results
First Quarter Fiscal 2019 Total Revenue of $48.2 million, up 49% Year-over-Year
Over 6,600 Customers at April 30, 2018, up 83% Year-over-Year
MongoDB Atlas Revenue 14% of Total Q1 Revenue, up over 400% Year-over-Year

New York City, New York - June 6, 2018 - MongoDB, Inc. (NASDAQ: MDB), the leading modern, general purpose database platform, today announced its financial results for the first quarter ended April 30, 2018.
“MongoDB began fiscal 2019 with strong financial and operational results highlighted by 53% subscription revenue growth,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “We were particularly pleased with the continued growth of our international business and the increasing breadth of use cases being built on the MongoDB platform.”
Ittycheria added, “MongoDB Atlas, our fully-managed cloud database service, delivered another impressive quarter, growing to 14% of our revenue in less than two years. The increasing number of MongoDB Atlas wins with customers of all sizes around the world demonstrates the power of MongoDB delivered via an elastic, globally available, and high performance database-as-a-service offering.”
First Quarter Fiscal 2019 Financial Highlights

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Revenue: Total revenue was $48.2 million, an increase of 49% year-over-year. Subscription revenue was $44.6 million, an increase of 53% year-over-year, and services revenue was $3.7 million, an increase of 14% year-over-year.

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Gross Profit: Gross profit was $34.5 million, representing a 71.5% gross margin, consistent with the year-ago period. Non-GAAP gross profit was $35.0 million, representing a 72.6% non-GAAP gross margin.

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Loss from Operations: Loss from operations was $29.3 million, compared to $19.8 million in the year-ago period. Non-GAAP loss from operations was $21.7 million, compared to $15.3 million in the year-ago period.

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Net Loss: Net loss was $29.2 million, or $0.58 per share based on 50.4 million weighted-average shares outstanding. This compares to $19.7 million, or $1.50 per share based on 13.2 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net loss was $21.6 million, or $0.43 per share based on 50.4 million weighted-average shares outstanding. This compares to $15.3 million, or $0.38 per share based on 40.1 million non-GAAP weighted-average shares outstanding, in the year-ago period.

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Cash Flow: As of April 30, 2018, MongoDB had $271.5 million in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2018, MongoDB used $8.0 million of cash in operations and $0.4 million in capital expenditures, leading to negative free cash flow of $8.4 million, compared to negative free cash flow of $12.4 million in the year-ago period.

A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter Fiscal 2019 and Recent Business Highlights

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MongoDB Atlas, the company’s managed cloud database-as-a-service offering, continues to see significant momentum in both our self-service and direct sales channels, driven by the popularity of MongoDB and major secular trends around cloud adoption and database modernization. Less than two years since its launch, Atlas comprised 14% of total revenue for the first quarter of fiscal year 2019, representing over 400% year-over-year growth. Atlas added approximately 1,000 customers in the quarter, representing a wide range of businesses and workloads across industries, geographies and use cases.

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MongoDB saw a 47% increase in six-figure relationships with customers and meaningful growth including in markets where the company has historically had little to no presence. This reflects the global appeal of the MongoDB platform and was evident in the breadth and quality of customer wins around the world, including transactions with multiple large financial services firms in Australia, a large media company located in the Middle East, a large financial services firm in Latin America, a number of wins with customers in different industries in China, and many more.

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Ongoing momentum in MongoDB’s partner ecosystem is translating into more strategic deals, which was showcased in a significant expansion of the partnership with IBM this quarter. IBM will activate its global sales force to resell MongoDB as part of IBM’s offerings to enterprises looking to leverage IBM’s Cloud Private and analytics platforms. This is a strong example of how MongoDB can be a core component for independent software vendors building solutions designed to drive digital transformation for enterprise customers.

Business Outlook
Based on information as of today, June 6, 2018, MongoDB is issuing the following financial guidance for the second quarter and full year fiscal 2019:

	Second Quarter Fiscal 2019	Full Year Fiscal 2019
Revenue	$51.0 million to $52.0 million	$217 million to $220 million
Non-GAAP Loss from Operations	$(23.5) million to $(23.0) million	$(84) million to $(82) million
Non-GAAP Net Loss per Share	$(0.46) to $(0.45)	$(1.66) to $(1.62)
Reconciliation of non-GAAP loss from operations and non-GAAP net loss per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, June 6, 2018, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at http://investors.mongodb.com. To access the call by phone, dial 800-239-9838 (domestic) or 323-794-2551 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 8152278. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

About MongoDB
MongoDB is the leading modern, general purpose database platform, designed to unleash the power of software and data for developers and the applications they build. Headquartered in New York, MongoDB has more than 6,600 customers in over 100 countries. The MongoDB database platform has been downloaded over 35 million times and there have been more than 850,000 MongoDB University registrations.
Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the second quarter and full year fiscal 2019, our go-to-market and growth strategies, the opportunity presented by the partnership with IBM and the broader partner ecosystem, our ability to expand our leadership position and drive revenue growth, and the anticipated benefits of our platform for our customers and partners. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; our investments in new products and our ability to introduce new features, services or enhancements; the effects of increased competition; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including our Annual Report on Form 10-K filed on March 30, 2018, as well as future filings and reports by us. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations and non-GAAP net loss exclude stock-based compensation expense and, in the case of non-GAAP net loss, change in fair value of warrant liability. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted, and for periods prior to and including the period in which we completed our initial public offering, giving effect to the conversion of preferred stock at the beginning of the period. MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which present similar non-GAAP financial measures to investors.

Free cash flow represents net cash used in operating activities less capital expenditures and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at http://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
866-237-8815 x7186
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	April 30, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$111,617	$61,902
Short-term investments	159,371	217,072
Accounts receivable, net of allowance for doubtful accounts of $1,235 and $1,238 as of April 30, 2018 and January 31, 2018, respectively	32,475	46,872
Deferred commissions	13,155	11,820
Prepaid expenses and other current assets	9,101	5,884
Total current assets	325,719	343,550
Property and equipment, net	63,335	59,557
Goodwill	1,700	1,700
Acquired intangible assets, net	1,406	1,627
Deferred tax assets	323	326
Other assets	7,744	8,436
Total assets	$400,227	$415,196
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,429	$2,261
Accrued compensation and benefits	14,773	17,433
Other accrued liabilities	8,518	8,423
Deferred revenue	119,936	114,500
Total current liabilities	144,656	142,617
Deferred rent, non-current	1,397	925
Deferred tax liability, non-current	19	18
Deferred revenue, non-current	21,909	22,930
Other liabilities, non-current	59,739	55,213
Total liabilities	227,720	221,703
Commitments and contingencies (Note 4)
Stockholders’ equity:
Class A common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2018 and January 31, 2018; 23,635,144 and 13,303,028 shares issued and outstanding as of April 30, 2018 and January 31, 2018, respectively	24	13
Class B common stock, par value of $0.001 per share; 100,000,000 shares authorized as of April 30, 2018 and January 31, 2018; 27,061,251 and 37,371,914 shares issued as of April 30, 2018 and January 31, 2018, respectively; 26,961,880 and 37,272,543 shares outstanding as of April 30, 2018 and January 31, 2018, respectively	27	38
Additional paid-in capital	646,973	638,680
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of April 30, 2018 and January 31, 2018	(1,319)	(1,319)
Accumulated other comprehensive loss	(274)	(159)
Accumulated deficit	(472,924)	(443,760)
Total stockholders’ equity	172,507	193,493
Total liabilities and stockholders’ equity	$400,227	$415,196

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Revenue:
Subscription	$44,565	$29,187
Services	3,657	3,203
Total revenue	48,222	32,390
Cost of revenue(1):
Subscription	10,070	6,550
Services	3,679	2,649
Total cost of revenue	13,749	9,199
Gross profit	34,473	23,191
Operating expenses:
Sales and marketing(1)	33,889	22,145
Research and development(1)	18,645	13,077
General and administrative(1)	11,227	7,771
Total operating expenses	63,761	42,993
Loss from operations	(29,288)	(19,802)
Other income, net	591	341
Loss before provision for income taxes	(28,697)	(19,461)
Provision for income taxes	467	229
Net loss	$(29,164)	$(19,690)
Net loss per share, basic and diluted	$(0.58)	$(1.50)
Weighted-average shares used to compute net loss per share, basic and diluted	50,350,052	13,164,559

(1)	Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2018	2017
Cost of revenue—subscription	$359	$151
Cost of revenue—services	184	72
Sales and marketing	2,218	1,215
Research and development	2,206	1,245
General and administrative	2,610	1,771
Total stock‑based compensation expense	$7,577	$4,454

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Cash flows from operating activities
Net loss	$(29,164)	$(19,690)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	817	897
Stock-based compensation	7,508	4,454
Deferred income taxes	4	63
Change in fair value of warrant liability	—	(100)
Change in operating assets and liabilities:
Accounts receivable	14,312	4,755
Prepaid expenses and other current assets	(3,246)	(2,953)
Deferred commissions	(576)	749
Other long-term assets	(70)	(640)
Accounts payable	(639)	1,154
Deferred rent	472	(113)
Accrued liabilities	(1,967)	(3,041)
Deferred revenue	4,500	2,744
Net cash used in operating activities	(8,049)	(11,721)
Cash flows from investing activities
Purchases of property and equipment	(367)	(712)
Proceeds from maturities of marketable securities	58,000	47,230
Purchases of marketable securities	—	(64,620)
Net cash provided by (used in) investing activities	57,633	(18,102)
Cash flows from financing activities
Proceeds from exercise of stock options, including early exercised stock options	288	4,650
Repurchase of early exercised stock options	(152)	(4)
Net cash provided by financing activities	136	4,646
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(8)	67
Net increase (decrease) in cash, cash equivalents, and restricted cash	49,712	(25,110)
Cash, cash equivalents, and restricted cash, beginning of period	62,427	69,412
Cash, cash equivalents, and restricted cash, end of period	$112,139	$44,302

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$34,473	$23,191
Gross margin (Gross profit/Total revenue) on a GAAP basis	71.5%	71.6%
Add back:
Stock-based compensation expense: Cost of Revenue—Subscription	359	151
Stock-based compensation expense: Cost of Revenue—Services	184	72
Non-GAAP gross profit	$35,016	$23,414
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	72.6%	72.3%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(29,288)	$(19,802)
Add back:
Stock-based compensation expense	7,577	4,454
Non-GAAP loss from operations	$(21,711)	$(15,348)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(29,164)	$(19,690)
Add back:
Stock-based compensation expense	7,577	4,454
Change in fair value of warrant liability	—	(100)
Non-GAAP net loss	$(21,587)	$(15,336)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net loss per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(0.58)	$(1.50)
Add back:
Stock-based compensation expense	0.15	0.34
Change in fair value of warrant liability	—	(0.01)
Impact of additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	0.79
Non-GAAP net loss per share, basic and diluted	$(0.43)	$(0.38)

Reconciliation of GAAP weighted-average shares outstanding, basic and diluted, to non-GAAP weighted-average shares outstanding, basic and diluted, used to compute net loss per share:
Weighted-average shares used to compute net loss per share, basic and diluted, on a GAAP basis	50,350,052	13,164,559
Add back:
Additional weighted-average shares giving effect to conversion of preferred stock at the beginning of the period	—	26,899,852
Non-GAAP weighted-average shares used to compute net loss per share, basic and diluted	50,350,052	40,064,411

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated:

	Three Months Ended April 30,
	2018	2017
Net cash used in operating activities	$(8,049)	$(11,721)
Capital expenditures	(367)	(712)
Capitalized software	—	—
Free cash flow	$(8,416)	$(12,433)